Exhibit 99.1

Advanced Power Technology, Inc. (ticker:  APTI, exchange: NASDAQ) News Release — for 7/7/04 release

Advanced Power Technology Announces Strong Revenue Growth in the Second Quarter 2004 and Expects Continued Strong Growth in the Third Quarter of 2004; Second Quarter Results to be Announced On July 22, 2004

BEND, Ore.—(BUSINESS WIRE)—July 7, 2004—Advanced Power Technology, Inc. (Nasdaq:APTI), a leading supplier of high performance power semiconductors used in the conditioning and control of electrical power for both switching and RF applications, announced today that it expects revenues for the second quarter ending June 30, 2004 to be above the upper end of the $16.0 to $17.0 million range previously given, at approximately $17.9 million, a quarterly sequential increase of approximately 19 percent over the $15.1 million in revenue for the first quarter of 2004.

The Company cautioned that the anticipated additional profitability resulting from higher than expected revenues may be offset by greater than planned legal expenses related to a patent litigation matter active during the second quarter of 2004.  Summary judgment in favor of the Company on the claims against it was granted by the Court on June 16, 2004.

Patrick Sireta, Chief Executive Officer, commented. “Our order backlog at the end of the second quarter increased to approximately $27.8 million dollars from $26.3 million at the end of the first quarter. The short term portion of our backlog, shippable in the next three months, increased from $15.1 million at the end of the first quarter to approximately $17.1 million at the end of the second quarter. Given the strength of our backlog and an expected continued strong environment in the markets we serve, we anticipate our revenues in the third quarter of 2004 to be in the range of $18.4 to $19.2 million, a sequential increase of approximately 3 to 7 percent over our revenues in the second quarter of 2004.”

The Company also announced that it will issue a news release describing its second quarter 2004 financial results at approximately 1:15 PM PT, Thursday July 22, 2004. Following the news release, Patrick Sireta, Advanced Power Technology’s Chief Executive Officer and Greg Haugen, Chief Financial Officer will conduct a conference call to review the results of the second quarter 2004 at 2:00 p.m. PT, Thursday, July 22, 2004.  The call can be accessed live by dialing 800-915-4836.  International callers please dial 973-317-5319.  There will be a simultaneous webcast for interested investors via the Company’s corporate web site at www.advancedpower.com.  The content of the call will remain available for replay on the Internet for 30 days.  In addition, a telephone replay of the conference call will be available for 30 days and can be accessed at 800-428-6051 and from international locations at 973-709-2089; pass code 364263.

With Operations in Bend, Oregon, Santa Clara, California, Montgomeryville, Pennsylvania and Bordeaux France, APT is a leading supplier of power semiconductors for RF, Microwave, Linear, and Switchmode Applications.  For additional information on Advanced Power Technology, visit its Web site at www.advancedpower.com.

Safe Harbor Statement

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  APT cautions that such statements, including those related to the Company’s third quarter revenue projections, are subject to a number of uncertainties, and actual results may differ materially.  Factors that could affect the Company’s actual results include the ability of subcontractors to meet their delivery commitments; unfavorable changes in industry and competitive conditions; the Company’s mix of product shipments; the accuracy of customers forecasts; the effectiveness of the Company’s efforts to control and reduce costs; and other uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission including Form 10K filed on March 10, 2004.  The Company assumes no obligation to update the information in this release.

CONTACT: Advanced Power Technology, Inc.

Greg M. Haugen, 541-382-8028

gregh@advancedpower.com